Exhibit 99.1

FTI Consulting, Inc. Reports 2012 First Quarter Results

•	Record First Quarter Revenues of $395.2 million

•	EPS of $0.43 versus $0.42 EPS in the Prior Year

•	Cash of $182.4 million versus $112.4 million in the Prior Year

WEST PALM BEACH, Fla., May 9, 2012

FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today reported its financial results for the quarter ended March 31, 2012.

For the quarter, revenues increased 9.2 percent to a first quarter record of $395.2 million compared to $361.8 million in the prior year quarter. Adjusted EBITDA was $54.0 million, and both diluted earnings per share (EPS) and Adjusted EPS were $0.43. Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and reconciled to GAAP measures in the accompanying financial tables.

Cash and Cash Equivalents were $182.4 million at the end of the quarter versus $112.4 million at the end of the first quarter of 2011.

Commenting on the quarter, President and CEO, Jack Dunn, said, “In the first quarter, as usual Adjusted EBITDA margins were impacted by approximately 150 to 200 basis points related to benefits and payroll taxes that should not recur in the remaining quarters. In addition, we incurred disproportionate first quarter non-cash expense of approximately 100 basis points relating to equity bonus compensation recognized in the first quarter as opposed to being amortized over the remaining life of the employment obligations. Finally, we incurred approximately 65 basis points of expenses and investments that should not recur in 2012. Altogether, these expenses adversely impacted EPS by approximately $0.17 to $0.19 as compared to what we expect expenses to be for each of the remaining quarters of the year.”

“Looking forward, general uncertainty in the world economy underscores the difficulty in predicting results. In fact, with elections looming or just resolved in every major country, double dip recessions in Europe, the continuing debt crisis, and growing concerns about China, probably the only certainty is change. Traditionally, such times have presented great opportunities for FTI Consulting, and we are confident that we are extremely well positioned in terms of intellectual capital, domain expertise, balance sheet strength and geographic footprint to be able to assist our clients whether that change is positive or negative.”

First Quarter Segment Results

Economic Consulting

Economic Consulting had another excellent quarter, as revenues grew 34.7 percent to an all-time record $100.1 million from $74.3 million in the first quarter of the prior year. Revenue grew organically by 11.0 percent based on continuing strong demand for financial economics, antitrust and M&A-related activity as well as continued growth in its European international arbitration, regulatory and valuation practices. The remainder of the growth was from revenue generated by the LECG practices acquired in April of last year (“LECG”).

Adjusted Segment EBITDA grew by 40 percent to $18.4 million, or 18.4 percent of segment revenues, compared to Adjusted Segment EBITDA of $13.2 million, or 17.7 percent of segment revenues, for the prior year quarter.

Corporate Finance/Restructuring

Corporate Finance/Restructuring also had an excellent quarter. Revenues grew 5.8 percent to $113.5 million compared with $107.3 million in the prior year quarter. Approximately 3.5 percent of this growth was organic, based on greater demand for our European restructuring and U.S. healthcare consulting practices. The remainder was attributable to LECG. In the quarter, Adjusted Segment EBITDA grew by 52.1 percent to $26.8 million from $17.6 million last year. Adjusted EBITDA margins improved by 720 basis points to 23.6 percent versus 16.4 percent last year, as we saw the results that revenue growth combined with excellent management on the cost side can have on our business.

Forensic and Litigation Consulting

For the quarter, revenues in the Forensic and Litigation Consulting segment grew 5.0 percent to $87.0 million from $82.9 million in the prior year quarter. While there was pricing pressure in North America, we saw growth in Latin America from our global risk and investigations practice, in Asia Pacific from our construction solutions, global risk and investigations, forensic accounting and litigation support practices, from our global data analytics practice and from LECG.

Adjusted Segment EBITDA for the quarter was $12.1 million, or 13.9 percent of segment revenues, compared to Adjusted Segment EBITDA of $16.0 million, or 19.3 percent of segment revenues, in the prior year quarter. The decline in Adjusted Segment EBITDA margin was driven in part by prior investments in personnel and higher overhead costs. These margin issues are currently being addressed by management.

Technology

Revenues in the quarter for the Technology segment decreased 2.7 percent to $49.7 million from $51.0 million in the prior year quarter. Adjusted Segment EBITDA for the quarter was $13.2 million, or 26.6 percent of segment revenues, compared to Adjusted Segment EBITDA of $18.4 million, or 36.1 percent of segment revenues, in the prior year quarter. Adjusted Segment EBITDA was adversely affected by a change in the mix of revenue, increased investment in global technology infrastructure and personnel, and higher third-party costs related to litigation support engagements.

Strategic Communications

For the quarter, revenues in the Strategic Communications segment decreased 2.9 percent to $45.0 million from $46.4 million in the prior year quarter. While M&A-related project revenue in Asia Pacific and retainer fees in the Europe, Middle East and Africa (EMEA) region were lower, project and retainer revenues in Latin America grew.

Adjusted Segment EBITDA for the quarter was $4.5 million, or 10.1 percent of segment revenues, compared to Adjusted Segment EBITDA of $5.4 million, or 11.6 percent of segment revenues, in the prior year quarter. The decline in Adjusted Segment EBITDA margin was due to engagement mix.

First Quarter Conference Call

FTI Consulting, Inc. will hold a conference call for analysts and investors to discuss first quarter financial results at 9:00 AM Eastern Time on May 9, 2012. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website, http://www.fticonsulting.com/.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,800 employees located in 24 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at http://www.fticonsulting.com/.

Use of Non-GAAP Measure

Note: We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets and special charges. We define Adjusted Net Income and Adjusted EPS as net income and earnings per diluted share, respectively, excluding the net impact of any special charges and any loss on early extinguishment of debt that were incurred in that period. Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted EPS and Adjusted Net Income are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. We believe that these measures can be useful operating performance measures for evaluating our results of operations as compared from period-to-period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments. Reconciliations of operating income to Adjusted EBITDA, segment operating income to Adjusted Segment EBITDA, net income to Adjusted Net Income and EPS to Adjusted EPS are included in the accompanying tables to this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Business Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward-looking statements to conform such statements to actual result or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenues	$395,228	$361,816

Operating expenses
Direct cost of revenues	245,618	223,084
Selling, general and administrative expense	102,589	88,303
Acquisition-related contingent consideration	557	796
Amortization of other intangible assets	5,517	5,454

	354,281	317,637

Operating income	40,947	44,179

Other income (expense)
Interest income and other	3,282	2,000
Interest expense	(15,204)	(15,310)

	(11,922)	(13,310)

Income before income tax provision	29,025	30,869
Income tax provision	10,594	11,611

Net income	$18,431	$19,258

Earnings per common share - basic	$0.46	$0.44

Weighted average common shares outstanding - basic	40,358	43,877

Earnings per common share - diluted	$0.43	$0.42

Weighted average common shares outstanding - diluted	43,185	45,939

Other comprehensive income, net of tax:
Foreign currency translation adjustments, including tax expense (benefit) of $0 and ($2,168) in 2012 and 2011, respectively	$12,849	$14,819

Other comprehensive income, net of tax	12,849	14,819

Comprehensive income	$31,280	$34,077

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(unaudited)

	Revenues	Adjusted EBITDA (1)	Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)
Three Months Ended March 31, 2012
Corporate Finance/Restructuring	$113,478	$26,764	23.6%	76%	$408	710
Forensic and Litigation Consulting	87,031	12,077	13.9%	67%	$323	837
Economic Consulting	100,052	18,424	18.4%	86%	$479	457
Technology (2)	49,660	13,215	26.6%	N/M	N/M	304
Strategic Communications (2)	45,007	4,529	10.1%	N/M	N/M	596

	$395,228	75,009	19.0%			2,904

Corporate		(21,049)

Adjusted EBITDA (1)		$53,960	13.7%

Three Months Ended March 31, 2011
Corporate Finance/Restructuring	$107,254	$17,602	16.4%	70%	$436	741
Forensic and Litigation Consulting	82,913	15,992	19.3%	69%	$326	844
Economic Consulting	74,259	13,162	17.7%	88%	$477	386
Technology (2)	51,035	18,430	36.1%	N/M	N/M	257
Strategic Communications (2)	46,355	5,396	11.6%	N/M	N/M	586

	$361,816	70,582	19.5%			2,814

Corporate		(14,004)

Adjusted EBITDA (1)		$56,578	15.6%

(1)	We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as the segments’ share of consolidated operating income before depreciation, amortization of intangible assets and special charges. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. See also our reconciliation of non-GAAP financial measures.

(2)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net income	$18,431	$19,258

Add back	—	—

Adjusted Net Income (1)	$18,431	$19,258

Earnings per common share - diluted	$0.43	$0.42

Adjusted earnings per common share - diluted (1)	$0.43	$0.42

Weighted average number of common shares outstanding - diluted	43,185	45,939

(1)	We define Adjusted Net Income and Adjusted Earnings Per Diluted Share as net income and earnings per diluted share, respectively, excluding the impact of any special charges and any loss on early extinguishment of debt that were incurred in that period, and their related income tax effects.

RECONCILIATION OF OPERATING INCOME AND NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended March 31, 2012
Net income							$18,431
Interest income and other							(3,282)
Interest expense							15,204
Income tax provision							10,594

Operating income	$24,447	$10,594	$17,320	$8,201	$2,657	$(22,272)	$40,947
Depreciation and amortization	865	981	705	3,022	700	1,223	7,496
Amortization of other intangible assets	1,452	502	399	1,992	1,172	—	5,517

Adjusted EBITDA (1)	$26,764	$12,077	$18,424	$13,215	$4,529	$(21,049)	$53,960

Three Months Ended March 31, 2011
Net income							$19,258
Interest income and other							(2,000)
Interest expense							15,310
Income tax provision							11,611

Operating income	$15,308	$14,546	$12,298	$13,770	$3,458	$(15,201)	$44,179
Depreciation and amortization	876	855	568	2,684	765	1,197	6,945
Amortization of other intangible assets	1,418	591	296	1,976	1,173	—	5,454

Adjusted EBITDA (1)	$17,602	$15,992	$13,162	$18,430	$5,396	$(14,004)	$56,578

(1)	We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segments’ share of consolidated operating income before depreciation, amortization of intangible assets and special charges. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. See also our reconciliation of non-GAAP financial measures.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Operating activities
Net income	$18,431	$19,258
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,496	6,945
Amortization of other intangible assets	5,517	5,454
Acquisition-related contingent consideration	557	796
Provision for doubtful accounts	4,569	2,573
Non-cash share-based compensation	10,553	10,380
Excess tax benefits from share-based compensation	(55)	(43)
Non-cash interest expense	1,933	2,093
Other	73	386
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(21,996)	(45,701)
Notes receivable	(14,481)	(12,877)
Prepaid expenses and other assets	(7,735)	(4,116)
Accounts payable, accrued expenses and other	17,694	16,497
Income taxes	(15,627)	(5,382)
Accrued compensation	(67,079)	(37,075)
Billings in excess of services provided	2,329	1,615

Net cash used in operating activities	(57,821)	(39,197)

Investing activities
Payments for acquisition of businesses, net of cash received	(18,595)	(41,842)
Purchases of property and equipment	(4,756)	(4,953)
Other	16	(483)

Net cash used in investing activities	(23,335)	(47,278)

Financing activities
Borrowings under revolving line of credit	—	25,000
Payments of long-term debt and capital lease obligations	(156)	(872)
Purchase and retirement of common stock	—	(209,400)
Net issuance of common stock under equity compensation plans	(647)	(999)
Excess tax benefit from share-based compensation	55	43
Other	(370)	161

Net cash used in financing activities	(1,118)	(186,067)

Effect of exchange rate changes on cash and cash equivalents	289	339

Net decrease in cash and cash equivalents	(81,985)	(272,203)
Cash and cash equivalents, beginning of period	264,423	384,570

Cash and cash equivalents, end of period	$182,438	$112,367

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2012 AND DECEMBER 31, 2011

(in thousands, except per share amounts)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$182,438	$264,423
Restricted cash	10,267	10,213
Accounts receivable:
Billed receivables	335,041	335,758
Unbilled receivables	195,740	173,440
Allowance for doubtful accounts and unbilled services	(81,806)	(80,096)

Accounts receivable, net	448,975	429,102
Current portion of notes receivable	30,734	26,687
Prepaid expenses and other current assets	38,466	30,448
Income taxes receivable	8,300	10,081

Total current assets	719,180	770,954
Property and equipment, net of accumulated depreciation	71,807	74,448
Goodwill	1,320,002	1,309,358
Other intangible assets, net of amortization	114,666	118,889
Notes receivable, net of current portion	92,787	81,748
Other assets	52,655	55,687

Total assets	$2,371,097	$2,411,084

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$120,024	$132,773
Accrued compensation	110,252	180,366
Current portion of long-term debt and capital lease obligations	154,658	153,381
Billings in excess of services provided	21,622	19,063
Deferred income taxes	1,997	12,254

Total current liabilities	408,553	497,837
Long-term debt and capital lease obligations, net of current portion	643,330	643,579
Deferred income taxes	92,665	88,071
Other liabilities	76,966	75,395

Total liabilities	1,221,514	1,304,882

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized —5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized —75,000; shares issued and outstanding —41,981 (2012) and 41,484 (2011)	420	415
Additional paid-in capital	396,074	383,978
Retained earnings	796,632	778,201
Accumulated other comprehensive loss	(43,543)	(56,392)

Total stockholders’ equity	1,149,583	1,106,202

Total liabilities and stockholders’ equity	$2,371,097	$2,411,084